SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2006

NEWKIRK REALTY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

                                                                Maryland

(State or Other Jurisdiction of Incorporation)

1-32662	20-3164488
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4680

(Registrant's Telephone Number, Including Area Code)

                                          n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

  X           Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 23, 2006, Newkirk Realty Trust, Inc. (“NRT) entered into a definitive Agreement and Plan of Merger with Lexington Corporate Properties Trust (“LXP”), a Maryland real estate investment trust, pursuant to which NRT will merge with and into LXP. If the merger (the “Merger”) is consummated, each holder of NRT’s common stock will be entitled to receive 0.80 common shares of LXP in exchange for each share of NRT common stock. Upon effectiveness of the Merger, the name of the surviving entity will be changed to Lexington Realty Trust (the “Surviving Entity”).

The Merger Agreement has been approved by the Board of Directors and a Special Committee of the Board of Directors of NRT and by the Board of Trustees and a Special Committee of the Board of Trustees of LXP. The Merger is subject to the approval of the shareholders of NRT and LXP, as well as the effectiveness of a Registration Statement on Form S-4 to be filed by LXP. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The parties have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their businesses in the usual, regular and ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger and not to engage in various kinds of transactions during such period. In addition, prior to the closing of the Merger it is anticipated that LXP will make a special one-time cash distribution of $.17 per share to its shareholders and unitholders.

The Merger Agreement contains certain termination rights for both NRT and LXP and provides that in certain specified circumstances, a terminating party must pay the other party’s expenses up to $5 million in connection with the proposed transaction. In addition, the Merger Agreement provides that in certain specified circumstances (generally in the event a terminating party enters into an alternative transaction within six months of termination), a terminating party must also pay the other party a break-up fee of up to $25 million (less expenses, if any, previously paid by the terminating party to the non-terminating party).

Following the closing of the transactions contemplated by the Merger Agreement, Michael L. Ashner, Chairman of the Board of Directors and Chief Executive Officer of NRT, will enter into a new three-year employment agreement with LXP and become Executive Chairman and Director of Strategic Acquisitions of the Surviving Entity. T. Wilson Eglin, Chief Executive Officer of LXP, will serve as President, Chief Executive Officer, Chief Operating Officer and Trustee of the Surviving Entity and Patrick Carroll, LXP’s Chief Financial Officer will continue as Executive Vice President and Chief Financial Officer of the Surviving Entity. John B. Vander Zwaag, Executive Vice President of LXP, will serve as Executive Vice President of Portfolio Management and Lara S. Johnson, Executive Vice President of NRT, will serve as Executive Vice President of Strategic Transactions. E. Robert Roskind, Chairman of LXP’s Board of Trustees, and Richard J. Rouse, Vice Chairman of LXP’s Board of Trustees, will each serve as Co-Vice Chairman of the Surviving Entity’s Board of Trustees and Mr. Rouse will continue to serve as Chief Investment Officer. The Surviving Entity’s Board of Trustees will consist of eleven members, three of whom will be appointed by NRT and eight of whom will be appointed by LXP.

In connection with the Merger, NRT will terminate its advisory agreement with Newkirk Advisors LLC for an aggregate payment by NRT of $12.5 million. In addition, the Surviving Entity will obtain the benefit of NRT’s exclusivity arrangement with Mr. Ashner with respect to all business opportunities related to net-leased properties that are offered to or generated by Mr. Ashner.

Bear Stearns & Co., Inc. served as financial advisor to NRT and provided a fairness opinion in connection with the transaction in which it concluded that the transaction was fair, from a financial point of view, to the holders of NRT’s common stock.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, beneficial owners of approximately 46% of NRT’s voting securities, entered into voting agreements pursuant to which they agreed, among other things, to vote to approve the Merger.

Additional Information about the Merger and Where to Find It

A copy of the joint press release issued by NRT and LXP is attached hereto as Exhibit 99.1. Those portions in quotations are deemed furnished not filed. In addition, the joint investor presentation with respect to the Merger, which is attached hereto as Exhibit 99.2, is deemed furnished not filed.

NRT and LXP will file a joint proxy statement/prospectus and other documents regarding the proposed merger described in this Current Report with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about NRT and LXP and the proposed merger. A definitive proxy statement/prospectus will be sent to security holders of NRT and LXP seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by NRT and LXP with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of cost by directing a request to Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, MA 02114, Telephone: (617) 570-4680.

NRT and LXP and their respective directors, trustees and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NRT and the shareholders of LXP in connection with the merger. Information about NRT and LXP and their respective directors, trustees and officers can be found in NRT’s and LXP’s respective Annual Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger dated July 23, 2006, by and among Newkirk Realty Trust and Lexington Corporate Properties Trust.
99.1	Press Release dated July 23, 2006
99.2	Investor Presentation, dated July 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of July, 2006.

NEWKIRK REALTY TRUST, INC.

By:	/s/ Michael L. Ashner

Michael L. Ashner

Chief Executive Officer